  Exhibit 10.2
FORM OF CANCELLATION OF DEBT IN EXCHANGE FOR STOCK

This Cancellation of Debt in Exchange for Stock Agreement (the "Agreement") is entered as of March 5, 2013 by and between _____________ ("Holder") and Vidaroo Corporation, a Nevada corporation (hereinafter referred to as "Company").

WHEREAS, the Company is indebted to the Holder in the aggregate sum of $________ (the "Debt");

WHEREAS, the Holder seeks repayment of the Debt and will cancel repayment of $________ of the Debt in exchange for shares of common stock of the Company, and the Company is willing to issue shares of common stock in exchange for cancellation of the Debt;

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and among the parties as follows:

1. The Company hereby issues to the Holder ____________ shares of the Company's common stock at a price of $0.0001 per share. Additional terms and conditions of the issuance of shares shall be as set forth in Exhibit “A” attached hereto and made a part hereof. In consideration and exchange therefore, _________ of the Debt and all rights associated with the Debt, including any claim for interest, held by the Holder are hereby cancelled.

2. No commission or other remuneration has been paid or given directly or indirectly by the Holder for this exchange and cancellation.

3. This Agreement and its Exhibit contain the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts in the State of Nevada. All parties and the individuals executing this Agreement and other agreements agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. This Agreement may be executed in counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

"HOLDER":	"COMPANY":

VIDAROO CORPORATION

By:	By:
Name:	Thomas Moreland
Title:	Chief Executive Officer

EXHIBIT “A”

Subscription Agreement

1.1 Subscription. _____________, the undersigned subscriber (“Purchaser”), intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the number of shares ("Shares") of Vidaroo Corporation, a Nevada corporation (the "Company"), 8 North Highland Avenue, Winter Garden, Florida 34787, indicated below, on the terms and conditions described herein.

1.2 Purchase of Shares. Purchaser understands and acknowledges that the purchase price for the Shares, which is the conversion price under a Promissory Note dated May 16, 2012, held by Richard Brock and purchased by Purchaser, shall be $0.0001 per share. Payment for the Shares subscribed shall be made by conversion of $500.00 of principal outstanding of such Promissory Note, as follows:

_________________________X $0.0001 per Share = $___________ Purchase Price

(# of Shares Subscribed)         (Conversion Price)

2.1 Acceptance or Rejection. The parties agree and understand that this agreement may not be revoked by either party once executed.

2.2 Closing; Closing Date. The closing (the "Closing") of the purchase and sale of any of the Shares is the date of acceptance by the Company of Purchaser's subscription, as evidenced by the Company's execution of this Subscription Agreement below.

3.1 Purchaser Representations and Warranties. Purchaser hereby acknowledges, represents and warrants as follows:

(a) Purchaser is not an affiliate of the Company, does not directly or indirectly control the Company, nor is it directly or indirectly controlled by the Company.
(b) Purchaser has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of Purchaser.
(c) Purchaser acknowledges his understanding that the offering and the sale of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and the regulations promulgated thereunder.

(d) Purchaser understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of its entire investment.

(e) The foregoing representations, warranties and agreements shall survive the Closing.

4.1 Modification. Neither this Agreement nor any provision hereof shall be modified, discharged or terminated, except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

4.2 Notices. Any notice, demand or other communication which any party hereto may be required, or may elect to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, (b) delivered personally at such address (c) or deposited with a recognized overnight courier at such address.

4.3 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties
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4.4 Binding Effect. Except as otherwise provided herein, the Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns.

4.5 Entire Agreement. This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

4.6 Assignability. This Agreement is not transferable or assignable by the undersigned.

4.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect or regard to conflicts of law principles.

4.8 Arbitration. All claims, controversies and disputes between the Subscriber and the Company shall be settled by binding arbitration before the American Arbitration Association with the venue for any hearing in respect therewith to be held in Las Vegas, Nevada.

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the 5th day of March, 2013.

Purchaser

By:
Name:
Title:

Address:

ACCEPTED this 5th day of March, 2013.

VIDAROO CORPORATION

By:
Thomas Moreland
Chief Executive Officer

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